Project Eagle DRAFT CONFIDENTIAL July 21, 2007 Discussion Materials for the Special Committee PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION THESE MATERIALS MAY NOT BE USED OR RELIED UPON FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY CONTEMPLATED BY A WRITTEN AGREEMENT WITH CREDIT SUISSE.

Table of Contents 1. Eagle Overview 2. Preliminary Financial Analysis of Eagle 3. Cardinal Overview 4. Preliminary Financial Analysis of Cardinal Appendix Eagle Preliminary LBO Analysis Cardinal Preliminary LBO Analysis Miscellaneous

1. Eagle Overview

Overview of Proposal On July 20, 2007, the Special Committee of Eagle received a proposal from Lew Dickey, together with Merrill Lynch Private Equity, to acquire Eagle for $10.65 in cash per outstanding share of Eagle Common Stock

Eagle Capitalization

Eagle Historical Stock Price Performance January 1, 2006 - July 20, 2007 11/25/2006: CCU Announces Exploration of Strategic Options 8/8/06: Eagle reports second quarter 2006 results 11/4/06: Eagle reports third quarter 2006 results 3/1/07: Eagle reports fourth quarter 2006 results 10/25/06: Eagle competitor Clear Channel announces exploration of strategic options 5/9/07: Eagle reports first quarter 2007 results 4/5/07: Eagle announces John Dickey and Jon Pinch as Co-COO 11/29/06: Citigroup downgrades Eagle to a "sell rating" 8/15/06: During the month of August 2006, Eagle repurchases 550,000 shares of Class A common stock at an average price of $9.23 per share 5/10/06: Eagle announces intention to initiate Dutch auction tender offer to repurchase up to 11.5 million shares of its Class A common stock and repurchase 5 million of its class B common stock; each for prices between $11.00-$12.50 per share 6/23/06: Eagle repurchases 11.5 mm shares of Class A common stock at $11.50 per share (24.1% of total outstanding) for $123.3 mm. In addition, on 6/29/06, Eagle repurchases 5 million shares of Class B at $11.50 per share Source: Factset.

Eagle Historical Stock Trading Volume Trading Volume Range Last Three Years Last 12 Months Note: {38}2 million shares of Eagle common stock were traded in the last three years, representing 876.6% of the 43.6 million fully diluted shares of Eagle common stock outstanding as of 7/20/07. High close: $16.59; low close: $8.37; average closing price: $11.95. Source: FactSet Note: {83} million shares of Eagle common stock were traded in the last twelve months, representing 190.7% of the 43.6 million fully diluted shares of Eagle common stock outstanding as of 7/20/07. High close: $11.55; low close: $8.37; average closing price: $9.88. Source: FactSet

Selected Wall Street Analyst Target Prices Source: Wall Street research and Bloomberg.

Summary of Eagle Management Projections Eagle management has prepared four sets of Eagle forecasts, referred to as Eagle Case 1, Eagle Case 2, Eagle Case 3 and Eagle Case 4 These forecasts include management fee income from Cardinal, but exclude the earnings and cash flow associated with Eagle's 25% stake in Cardinal Eagle Case 1, Eagle Case 2 and Eagle Case 3 were completed in March 2007 Eagle Case 4 was initially prepared by Eagle management in 2006 and revised in April 2007 Eagle Case 4 has been presented to the Ratings agencies and lenders in connection with the Company's term loan amendment completed in June 2007 Eagle management's revised 2007E adjusted EBITDA(1) is $100.6 million ($90.6 million including non-cash compensation expenses). The revised 2007E adjusted EBITDA case supplemented with Special Committee estimates for the years 2008-2011 is referred to herein as Eagle Case 5 The revision of 2007E adjusted EBITDA is not reflected in any of the other four cases, which estimate a higher 2007E adjusted EBITDA None of the cases include non-cash stock option expense in the EBITDA calculation In 2006, non-cash compensation was $24 million (including a one-time $16 million expense relating to the amendment of the CEO's employment contract) Eagle management has forecasted annual non-cash compensation expense of $10 million for 2007 and onward Per Eagle management, all cases are adjusted to reflect the pending sale of the Caribbean radio assets, resulting in a $0.5 million decrease in 2007E EBITDA Source: Eagle management, except as otherwise indicated. (1) Excludes non-cash compensation expense.

Eagle Management Projections vs. Wall Street Research Source: Eagle Case 1, Eagle Case 2, Eagle Case 3, Eagle Case 4 forecasts per Eagle management. Eagle Case 5 per Eagle management and Special Committee. Wall Street research case represents the average of seven Wall Street research analyst estimates for 2007, six estimates for 2008 and one estimate for 2009-2011. Note: EBITDA adjusted to exclude stock-based compensation expense.

Acquisition Matrix - Wall Street Estimates

Acquisition Matrix - Eagle Case 5

Summary Preliminary Eagle Financial Analysis - Excluding Cardinal Preliminary Financial Analysis Source: FactSet; Eagle Cases 1-4 per Eagle management. Eagle Case 5 per Eagle management and Special Committee. (1) As of July 20, 2007. Based on reference range of 10.5x-12.0x 2007E EBITDA 10.0x-11.5x 2008E EBITDA Based on 7.0%-8.0% WACC and 10.0x-12.0x 2011E Forward Exit EBITDA Multiple Based on 11.5x-13.0x 2007E EBITDA Offer Price (1) $10.65

Summary Preliminary Eagle Financial Analysis - Including Cardinal Source: FactSet; Eagle and Cardinal cases per Eagle management, except as otherwise noted. As of July 20, 2007. For illustrative purposes, Eagle EBITDA includes 25% of Cardinal net income per Eagle management and Special Committee. Eagle Case 5 per Eagle management and Special Committee and Cardinal Case 4 per Eagle management. Offer Price (1) $10.65 Based on 7.0%-8.0% WACC and 10.0x-12.0x 2011E Forward Exit Multiple Preliminary Financial Analysis Reference Range for Cardinal $0.90 - $2.00 $0.60 - $1.55 $0.25 - $1.15 $2.20 - $4.50 $1.35 - $2.75 $0.60 - $1.85 $0.35 - $1.25 Eagle Cardinal Based on 10.5x-12.0x 2007E EBITDA Based on 7.0%-8.0% WACC and 10.0x-12.0x 2011E Forward Exit Multiple (2) $1.15 - $2.45 Based on 11.5x-13.0x 2007E EBITDA Based on 11.5x-13.0x 2007E EBITDA (3) Based on reference range of 10.5x-12.0x 2007E EBITDA 10.0x-11.5x 2008E EBITDA

Summary Preliminary Cardinal Financial Analysis - Equity Value of Cardinal Stake Based on 10.5x-12.0x 2007E PF EBITDA Preliminary Financial Analysis Source: Cardinal cases per Eagle management. Based on 7.0%-8.0% WACC and 10.0x-12.0x 2011E Forward Exit EBITDA Multiple ($ in millions)

2. Preliminary Eagle Financial Analysis

Selected Company Analysis - Eagle Case 1 Case 1 per Eagle management. Actual net debt balance at 12/31/07 including $8.3 million cash proceeds from hedge unwind and $6.0 million cash proceeds of pending sale of Caribbean radio assets per Eagle management. Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Company Analysis - Eagle Case 2 Case 2 per Eagle management. Actual net debt balance at 12/31/07 including $8.3 million cash proceeds from hedge unwind and $6.0 million cash proceeds of pending sale of Caribbean radio assets per Eagle management. Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Company Analysis - Eagle Case 3 Case 3 per Eagle management. Actual net debt balance at 12/31/07 including $8.3 million cash proceeds from hedge unwind and $6.0 million cash proceeds of pending sale of Caribbean radio assets per Eagle management. Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Company Analysis - Eagle Case 4 Case 4 per Eagle management. Actual net debt balance at 12/31/07 including $8.3 million cash proceeds from hedge unwind and $6.0 million cash proceeds of pending sale of Caribbean radio assets per Eagle management. Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Company Analysis - Eagle Case 5 Case 5 per Eagle management and Special Committee. Actual net debt balance at 12/31/07 including $8.3 million cash proceeds from hedge unwind and $6.0 million cash proceeds of pending sale of Caribbean radio assets per Eagle management. Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Precedent Transactions Analysis - Eagle Case 1 Case 1 per Eagle management. Actual net debt balance at 12/31/07 including $8.3 million cash proceeds from hedge unwind and $6.0 million cash proceeds of pending sale of Caribbean radio assets per Eagle management. Value reflects Section 382 NOL limitation. Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Precedent Transactions Analysis - Eagle Case 2 Case 2 per Eagle management. Actual net debt balance at 12/31/07 including $8.3 million cash proceeds from hedge unwind and $6.0 million cash proceeds of pending sale of Caribbean radio assets per Eagle management. Value reflects Section 382 NOL limitation. Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Precedent Transactions Analysis - Eagle Case 3 Case 3 per Eagle management. Actual net debt balance at 12/31/07 including $8.3 million cash proceeds from hedge unwind and $6.0 million cash proceeds of pending sale of Caribbean radio assets per Eagle management. Value reflects Section 382 NOL limitation. Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Precedent Transactions Analysis - Eagle Case 4 Case 4 per Eagle management. Actual net debt balance at 12/31/07 including $8.3 million cash proceeds from hedge unwind and $6.0 million cash proceeds of pending sale of Caribbean radio assets per Eagle management. Value reflects Section 382 NOL limitation. Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Precedent Transactions Analysis - Eagle Case 5 Case 5 per Eagle management and Special Committee. Actual net debt balance at 12/31/07 including $8.3 million cash proceeds from hedge unwind and $6.0 million cash proceeds of pending sale of Caribbean radio assets per Eagle management. Value reflects Section 382 NOL limitation. Based on basic shares outstanding per Eagle management as of 5/31/07.

Discounted Cash Flow Analysis - Eagle Case 1

Discounted Cash Flow Analysis - Eagle Case 1 (Cont'd.)

Discounted Cash Flow Analysis - Eagle Case 2

Discounted Cash Flow Analysis - Eagle Case 2 (Cont'd.)

Discounted Cash Flow Analysis - Eagle Case 3

Discounted Cash Flow Analysis - Eagle Case 3 (Cont'd.)

Discounted Cash Flow Analysis - Eagle Case 4

Discounted Cash Flow Analysis - Eagle Case 4 (Cont'd.)

Discounted Cash Flow Analysis - Eagle Case 5

Discounted Cash Flow Analysis - Eagle Case 5 (Cont'd.)

3. Preliminary Cardinal Financial Analysis

Eagle Management Projections for Cardinal Source: Eagle management.

Summary Preliminary Cardinal Financial Analysis Source: Cardinal cases per Eagle management. Preliminary Financial Analysis Based on 7.0%-8.0% WACC and 10.0x-12.0x 2011E Forward Exit EBITDA Multiple Based on reference range of 10.5x-12.0x 2007E EBITDA 10.0x-11.5x 2008E EBITDA

Selected Company Analysis - Cardinal Case 1 (1) Case 1 per Eagle management. (2) Actual net debt balance at 12/31/07 per Eagle management. (3) Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Company Analysis - Cardinal Case 2 (1) Case 2 per Eagle management. (2) Actual net debt balance at 12/31/07 per Eagle management. (3) Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Company Analysis - Cardinal Case 3 (1) Case 3 per Eagle management. (2) Actual net debt balance at 12/31/07 per Eagle management. (3) Based on basic shares outstanding per Eagle management as of 5/31/07.

Selected Company Analysis - Cardinal Case 4 (1) Case 4 per Eagle management. (2) Actual net debt balance at 12/31/07 per Eagle management. (3) Based on basic shares outstanding per Eagle management as of 5/31/07.

Discounted Cash Flow Analysis - Cardinal Case 1 Source: Cardinal Case 1 per Eagle management. (1) Calculated based on mid-point of estimated weighted average cost of capital of 8.0% for illustrative purposes. (1)

Discounted Cash Flow Analysis - Cardinal Case 1 (Cont'd.)

Discounted Cash Flow Analysis - Cardinal Case 2 Source: Cardinal Case 2 per Eagle management. (1) Calculated based on mid-point of estimated weighted average cost of capital of 8.0% for illustrative purposes. (1)

Discounted Cash Flow Analysis - Cardinal Case 2 (Cont'd.)

Discounted Cash Flow Analysis - Cardinal Case 3 Source: Cardinal Case 3 per Eagle management. Calculated based on mid-point of estimated weighted average cost of capital of 8.0% for illustrative purposes. (1)

Discounted Cash Flow Analysis - Cardinal Case 3 (Cont'd.)

Discounted Cash Flow Analysis - Cardinal Case 4 Source: Cardinal Case 4 per Eagle management. (1) Calculated based on mid-point of estimated weighted average cost of capital of 8.0% for illustrative purposes.

Discounted Cash Flow Analysis - Cardinal Case 4 (Cont'd.)

Appendix

Eagle Preliminary LBO Analysis

Summary Preliminary Eagle LBO Analysis Source: FactSet; Eagle Cases 1-4 per Eagle management. Eagle Case 5 per Eagle management and Special Committee. (1) As of July 20, 2007 Based on 18%-24% IRR and 9.0x Leverage LBO Analysis $10.30 $8.65 $6.95 $9.30 $8.05 $14.40 $12.25 $10.05 $13.30 $11.75

LBO Analysis - Eagle Case 1 Sources and Uses Pro Forma Capitalization

LBO Analysis: Projected Cash Flow - Eagle Case 1 Source: Case 1 per Eagle management.

LBO Analysis - Eagle Case 1 Assumes 9.0x leverage Does not include return associated with Cardinal investment (1) Based on fully diluted shares under the treasury stock method. Implied Eagle Equity Value Per Share (1)

LBO Analysis - Eagle Case 2 Sources and Uses Pro Forma Capitalization

LBO Analysis: Projected Cash Flow - Eagle Case 2 Source: Case 2 per Eagle management.

LBO Analysis - Eagle Case 2 Assumes 9.0x leverage Does not include return associated with Cardinal investment (1) Based on fully diluted shares under the treasury stock method. Implied Eagle Equity Value Per Share (1)

LBO Analysis - Eagle Case 3 Sources and Uses Pro Forma Capitalization

LBO Analysis: Projected Cash Flow - Eagle Case 3 Source: Case 3 per Eagle management.

LBO Analysis - Eagle Case 3 Assumes 9.0x leverage Does not include return associated with Cardinal investment (1) Based on fully diluted shares under the treasury stock method. Implied Eagle Equity Value Per Share (1)

LBO Analysis - Eagle Case 4 Sources and Uses Pro Forma Capitalization

LBO Analysis: Projected Cash Flow - Eagle Case 4 Source: Case 4 per Eagle management.

LBO Analysis - Eagle Case 4 Assuming 9.0x leverage Does not include return associated with Cardinal investment (1) Based on fully diluted shares under the treasury stock method. Implied Eagle Equity Value Per Share (1)

LBO Analysis - Eagle Case 5 Sources and Uses Pro Forma Capitalization

LBO Analysis: Projected Cash Flow - Eagle Case 5 Source: Case 5 per Eagle management and Special Committee.

LBO Analysis - Eagle Case 5 Assumes 9.0x leverage Does not include return associated with Cardinal investment (1) Based on fully diluted shares under the treasury stock method. Implied Eagle Equity Value Per Share (1)

Cardinal Preliminary LBO Analysis

Based on 18%-24% IRR and 9.0x Leverage Summary Preliminary Cardinal LBO Analysis Source: Cardinal cases per Eagle management. LBO Analysis $2.55 $1.30 $1.75 $0.70 $0.15 $1.05 $1.45 $0.45

LBO Analysis - Cardinal Case 1 Sources and Uses Pro Forma Capitalization

LBO Analysis: Projected Cash Flow - Cardinal Case 1 Source: Case 1 per Eagle management.

LBO Analysis - Cardinal Case 1 Purchase price multiple of 11.0x 2007E Adj. EBITDA of $108.3 million, per Eagle management Assumes 9.0x leverage Implied Cardinal Equity Value Per Eagle Share Implied Cardinal Equity Value

LBO Analysis - Cardinal Case 2 Sources and Uses Pro Forma Capitalization

LBO Analysis: Projected Cash Flow - Cardinal Case 2 Source: Case 2 per Eagle management.

LBO Analysis - Cardinal Case 2 Purchase price multiple of 11.0x 2007E Adj. EBITDA of $102.9 million, per Eagle management Assumes 9.0x leverage Implied Cardinal Equity Value Per Eagle Share Implied Cardinal Equity Value

LBO Analysis - Cardinal Case 3 Sources and Uses Pro Forma Capitalization

LBO Analysis: Projected Cash Flow - Cardinal Case 3 Source: Case 3 per Eagle management.

LBO Analysis - Cardinal Case 3 Purchase price multiple of 11.0x 2007E Adj. EBITDA of $98.5 million, per Eagle management Assumes 9.0x leverage Implied Cardinal Equity Value Per Eagle Share Implied Cardinal Equity Value

LBO Analysis - Cardinal Case 4 Sources and Uses Pro Forma Capitalization

LBO Analysis: Projected Cash Flow - Cardinal Case 4 Source: Case 4 per Eagle management.

LBO Analysis - Cardinal Case 4 Purchase price multiple of 11.0x 2007E Adj. EBITDA of $99.2 million, per Eagle management Assumes 9.0x leverage Implied Cardinal Equity Value Per Eagle Share Implied Cardinal Equity Value

Miscellaneous

Selected Public Companies

Selected Precedent Radio Acquisitions Deals > $300 million since 2001 ($ in millions) Source: Public filings and Wall Street research. (1) Radio only value. (2) Offer pulled. (3) Excludes $10.0 million in synergies. (4) Excludes $18.2 million in synergies. (5) Excluding Univision / Hispanic Broadcasting Transaction.

Eagle Stockholder Ownership Profile Source: Eagle public filings. * Indicates less than one percent. Class A and B shares are entitled to one vote per share. Class C shares are entitled to 10 votes per share. Data provided by Eagle management indicates that currently only 644,871 Class C shares are outstanding. (3)

Eagle Shares and Options Outstanding May 2007 Source: Eagle management Source: Eagle management.

Potential Cost Savings Eagle Going-Private Cost Savings Source: Eagle management.

2007 Departmental Expense Summary Source: Eagle management.

WACC Calculation

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